EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT*

Name	Jurisdiction of Organization	Name Under Which Doing Business
Aanderaa Data Instruments AS	Norway
Beijing United Gas Meters Co. Ltd.	China
Bellingham & Stanley Ltd.	England & Wales
Bombas Flygt de Venezuela S.A.	Venezuela
CMS Research Corporation	Alabama
EmNet, LLC	Indiana
Faradyne Motors (Suzhou) Co. Ltd.	China
Faradyne Motors LLC	Delaware
Flow Control LLC	Delaware
Flowtronex PSI, LLC	Nevada
Fluid Handling, LLC	Delaware
Godwin Holdings Ltd.	England & Wales
Goulds Water Technology Philippines, Inc	Philippines
Grindex AB	Sweden
Grindex Pumps LLC	Delaware
IMT B.V.	Netherlands
Jabsco Marine Italia s.r.l.	Italy
Jabsco S. de R.L. De C.V.	Mexico
Lowara s.r.l.	Italy	Lowara
Lowara UK Ltd	England & Wales
Lowara Vogel Polska SP ZOO	Poland
MJK Automation ApS	Denmark
MultiTrode Inc.	Florida
Multitrode Pty Ltd	Australia
Nova Analytics Europe LLC	Delaware
O.I. Corporation	Oklahoma	OI Analytical
PCI Membrane Systems, Inc.	Delaware
Pension Trustee Management Ltd	England & Wales
Portacel Inc.	Pennsylvania
Safe Sea Services FZC	UAE
SELC Group Ltd.	Ireland
SELC Electronics Ltd	England & Wales
SELC Ireland Ltd	Ireland
Sensus (UK Holdings) Ltd.	England & Wales
Sensus Australia Pty Ltd	Australia
Sensus Canada Inc.	Canada
Sensus Česká republika spol. s r.o.	Czech Republic
Sensus Chile SA	Chile
Sensus de Mexico S. de R.L. de C.V.	Mexico
Sensus España SA	Spain
Sensus France Holdings SAS	France

*Each of the named subsidiaries is not necessarily a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, and the Company has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at the end of the year covered by this report.

Name	Jurisdiction of Organization	Name Under Which Doing Business
Sensus France SAS	France
Sensus GmbH Hannover	Germany
Sensus GmbH Ludwigshafen	Germany
Sensus Italia SRL	Italy
Sensus Japan Kabushiki Kaisha	Japan
Sensus Manufacturing (Shanghai) Co., Ltd.	China
Sensus Maroc S.A..	Morocco
Sensus Metering Systems (Fuzhou) Co., Ltd.	China
Sensus Metering Systems (LuxCo 1) S.A R.L.	Luxemborg
Sensus Metering Systems (LuxCo 2) S.A R.L.	Luxemborg
Sensus Metering Systems (LuxCo 3) S.A R.L.	Luxemborg
Sensus Metering Systems (LuxCo 4) S.A R.L.	Luxemborg
Sensus Metering Systems (LuxCo 5) S.A R.L	Luxemborg
Sensus Metering Systems IP Holdings, Inc.	Delaware
Sensus metrologicke sluzby s.r.o._Slovakia	Slovak Republic
Sensus Polska sp. zoo	Poland
Sensus Precision Die Casting (Yangzhou) Co., Ltd.	China
Sensus Services Deutschland GmbH	Germany
Sensus Slovensko a.s.	Slovakia
Sensus South Africa (Proprietary) Ltd.	South Africa
Sensus SPA	Algeria
Sensus Spectrum LLC	Delaware
Sensus UK Systems Limited	England & Wales
Sensus USA Inc.	Delaware
Sentec Limited	England & Wales
Smith-Blair, Inc.	Delaware
Texas Turbine LLC	Delaware	Xylem Texas Turbine LLC
Tideland Signal EMEA B.V.	Netherlands
Tideland Signal Corporation	Texas
Tideland Signal Limited	England and Wales
Tideland Signal, LLC	Delaware
Tirinstal Investments Ltd	Ireland
UGI Global Limited	England & Wales
Visenti Pte. Ltd	Singapore
Water Asset Management, Inc.	Delaware
Watercompany	England & Wales
Water Process Limited	England & Wales
Xylem (China) Company Limited	China
Xylem (Hong Kong) Limited	Hong Kong
Xylem (Nanjing) Co., Ltd	China
Xylem Analytics Australia Pty Ltd.	Australia
Xylem Analytics (Beijing) Co. Ltd	China
Xylem Analytics France S.A.S.	France
Xylem Analytics Germany GmbH	Germany

*Each of the named subsidiaries is not necessarily a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, and the Company has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at the end of the year covered by this report.

Name	Jurisdiction of Organization	Name Under Which Doing Business
Xylem Analytics Germany Sales GmbH& Co. KG	Germany
Xylem Analytics IP Management GmbH	Germany
Xylem Analytics IP Management SCS	Luxembourg
Xylem Analytics LLC	Delaware
Xylem Analytics UK LTD	England & Wales
Xylem Australia Holdings PTY LTD	New South Wales
Xylem Brasil Soluções para Água Ltda	Brazil
Xylem Canada Company	Nova Scotia
Xylem Delaware, Inc.	Delaware
Xylem Denmark Holdings ApS	Denmark
Xylem Dewatering Solutions UK Ltd	England & Wales
Xylem Dewatering Solutions, Inc.	New Jersey	Godwin Pumps of America
Xylem Europe GmbH	Switzerland
Xylem Financing S.a.r.l	Luxembourg
Xylem Germany GmbH	Frankfurt am Main
Xylem Global S.a.r.l	Luxembourg
Xylem Holdings S.a.r.l.	Luxembourg
Xylem Industriebeteiligungen GmbH	Germany
Xylem Industries S.a.r.l.	Luxembourg
Xylem International S.a.r.l.	Luxembourg
Xylem IP Holdings LLC	Delaware
Xylem IP Management S.a.r.l	Luxembourg
Xylem IP UK S.a.r.l.	Luxembourg
Xylem Lowara Limited	England & Wales
Xylem Luxembourg S.a r.l.	Luxembourg
Xylem Management GmbH	Germany
Xylem Manufacturing Austria GmbH	Austria
Xylem Manufacturing Middle East Region FZCO	UAE
Xylem Middle East Water Equipment Trading & Rental LLC	UAE
Xylem Russia LLC	Russia
Xylem Saudi Arabia Limited	Saudi Arabia
Xylem Service Hungary Kft	Hungary
Xylem Service Italia Srl	Italy
Xylem Services Austria GmbH	Austria
Xylem Services GmbH	Germany
Xylem Shared Services Sp. Z.o.o.	Poland
Xylem Technologies & Partners S.C.S	Luxembourg
Xylem Technologies GmbH	Frankfurt am Main
Xylem Water Holdings Limited	England & Wales
Xylem Water Limited	England & Wales
Xylem Water Services Limited	England & Wales
Xylem Water Solutions (Hong Kong) Limited	Hong Kong
Xylem Water Solutions Argentina S.R.L.	Argentina
Xylem Water Solutions Australia Limited	New South Wales

*Each of the named subsidiaries is not necessarily a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, and the Company has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at the end of the year covered by this report.

Name	Jurisdiction of Organization	Name Under Which Doing Business
Xylem Water Solutions Austria GmbH	Austria
Xylem Water Solutions Belgium	Belgium
Xylem Water Solutions Chile S.A.	Chile
Xylem Water Solutions Colombia SAS	Colombia
Xylem Water Solutions Denmark ApS	Denmark
Xylem Water Solutions Deutschland GmbH	Germany	Flygt
Xylem Water Solutions España, S.A.	Spain
Xylem Water Solutions Florida LLC	Delaware
Xylem Water Solutions France SAS	France
Xylem Water Solutions Global Services AB	Sweden
Xylem Water Solutions Herford GmbH	Germany
Xylem Water Solutions Holdings France SAS	France
Xylem Water Solutions India Private Limited	India
Xylem Water Solutions Ireland Ltd.	Ireland
Xylem Water Solutions Italia S.R.L	Italy	Flygt
Xylem Water Solutions Korea Co., Ltd.	Korea
Xylem Water Solutions Magyarorszag KRT	Hungary
Xylem Water Solutions Malaysia SDN. BHD.	Malaysia
Xylem Water Solutions Manufacturing AB	Sweden
Xylem Water Solutions Metz SAS	France
Xylem Water Solutions Mexico S.de R.L. de C.V.	Mexico
Xylem Water Solutions Middle East Region FZCO	UAE
Xylem Water Solutions Muscat LLC	Oman
Xylem Water Solutions Nederland BV	Netherlands	Flygt
Xylem Water Solutions New Zealand Limited	New Zealand
Xylem Water Solutions Norge AS	Norway
Xylem Water Solutions Panama s.r.l.	Panama
Xylem Water Solutions Peru S.A.	Peru
Xylem Water Solutions Polska Sp.z.o.o.	Poland
Xylem Water Solutions Portugal Unipessoal Lda.	Portugal
Xylem Water Solutions Rugby Limited	England & Wales
Xylem Water Solutions Singapore PTE Ltd.	Singapore
Xylem Water Solutions South Africa (Pty) Ltd.	South Africa
Xylem Water Solutions South Africa Holdings LLC	Delaware
Xylem Water Solutions Suomi Oy	Finland
Xylem Water Solutions Sweden AB	Sweden
Xylem Water Solutions U.S.A., Inc.	Delaware
Xylem Water Solutions UK Holdings Limited	England & Wales
Xylem Water Solutions UK Limited	England & Wales
Xylem Water Solutions Zelienople LLC	Delaware
Xylem Water Solutions(Shenyang) CO., Ltd	China
Xylem Water Systems (California), Inc.	California
Xylem Water Systems Hungary KFT	Hungary
Xylem Water Systems International, Inc.	Delaware

*Each of the named subsidiaries is not necessarily a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, and the Company has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at the end of the year covered by this report.

Name	Jurisdiction of Organization	Name Under Which Doing Business
Xylem Water Systems Japan Corporation	Japan
Xylem Water Systems Philippines Holding, Inc.	Delaware
Xylem Water Systems Texas Holdings LLC	Delaware
Xylem Water Systems U.S.A., LLC	Delaware
YSI (China) Ltd.	Hong Kong
YSI (Hong Kong) Ltd.	Hong Kong
YSI (UK) Ltd.	England & Wales
YSI Incorporated	Ohio
YSI Instrumentos E Servicos Ambientais Ltda.	Brazil
YSI International, Inc.	Ohio
YSI Nanotech Limited	Japan

*Each of the named subsidiaries is not necessarily a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, and the Company has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at the end of the year covered by this report.